Exhibit 10.132

GUARANTY

THIS GUARANTY (this “Guaranty”), dated July 28, 2026, is made by Wellington Peel, LLC, a Delaware limited liability company (the “Guarantor”), in favor of AI Financial Corporation, a Nevada corporation (the “Holder”). All initially capitalized terms not defined herein shall have the meaning ascribed in the Note.

W I T N E S S E T H:

WHEREAS, on even date hereof, Prime Delta Corp., a Delaware corporation (the “Maker”) entered into that certain Secured Promissory Note (the “Note”), in favor of Holder, in the amount of $12,000,000.00; and

WHEREAS, it is a condition for Holder accepting the Note that Guarantor shall execute and deliver this Guaranty.

NOW, THEREFORE, in consideration of the premises and to induce Holder to accept the Note, Guarantor hereby agrees as follows:

SECTION 1. Guaranty. Guarantor hereby unconditionally, absolutely, and irrevocably guarantees the payment and performance of the obligations of the Maker set forth in the Note (the “Guaranteed Obligations”). Guarantor hereby waives any rights of set-off against, defense to, or reduction of, the Guaranteed Obligations based upon any claim Guarantor may have against any other individual or entity. It shall not be necessary for the Holder (and Guarantor hereby waives any rights which Guarantor may have to require the Holder), in order to enforce the obligations of Guarantor hereunder, first to (i) institute suit or exhaust its remedies against any other any individual or entity, (ii) join any other individual or person in any action seeking to enforce the Note, or (iii) resort to any other means of obtaining payment of the Guaranteed Obligations. The Holder shall not be required to take any action to reduce, collect, or enforce the Guaranteed Obligations. Guarantor waives notice of (a) acceptance of the Note, (b) any amendment or modification of the Note, (c) protest, proof of non-payment, or default by the Maker, (d) any other action at any time taken or omitted by the Holder, and, generally, all demands and notices of every kind, (e) the benefit of any statute of limitations which may affect its liability hereunder or the enforcement hereof and any payment by Maker or other circumstance that operates to toll any statute of limitations as to Maker shall operate to toll the statute of limitations as to Guarantor, and (f) all suretyship defenses Guarantor has or would have under the laws of any jurisdiction. Guarantor agrees to each of the following, and agrees that its obligations under this Guaranty shall not be released, diminished, impaired, reduced, or adversely affected by any of the following, and waives any common law, equitable, statutory, or other rights (including without limitation rights to notice) which Guarantor might otherwise have as a result of or in connection with (1) any renewal, extension, increase, modification, alteration, or rearrangement of all or any part of the Guaranteed Obligations or the Note; (2) any insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution, asset sale, or transfer or change of structure or organization of Maker, (3) the invalidity, illegality, or unenforceability of all or any part of the Guaranteed Obligations or the Note, (4) any full or partial release of the liability of the Maker or any part thereof, or (5) any other action taken or omitted to be taken with respect to the Note, whether or not such action or omission prejudices Guarantor or increases the likelihood that Guarantor will be required to pay the Guaranteed Obligations pursuant to the terms hereof. It is the intention of Guarantor that it shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or not contemplated, and whether or not otherwise or particularly described herein. The guaranty set forth in this Guaranty is an irrevocable, absolute, and continuing guaranty, and it will not be discharged until, and will remain in full force and effect until, payment in full of the amounts required to be paid the Holder as provided for in the Note. This Guaranty may not be revoked by Guarantor and shall continue to be effective with respect to the Guaranteed Obligations arising or created after any attempted revocation by Guarantor. It is the intent of Guarantor and Holder that the obligations and liabilities of Guarantor hereunder are absolute and unconditional under any and all circumstances and that until the Guaranteed Obligations are fully and finally satisfied or there is no continuing liability or obligations of Maker under the Note, such obligations and liabilities of Guarantor shall not be discharged or released in whole or in part, by any act or occurrence which might, but for the provisions of this Guaranty, be deemed a legal or equitable discharge or release of Guarantor.

SECTION 2. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment or any part of the Note, or the obligations represented thereby, is rescinded, held to constitute a preference under applicable bankruptcy laws, or must otherwise be restored, refunded, or returned by Holder upon the insolvency, bankruptcy, dissolution, liquidation, or the reorganization of Maker, or upon or as a result of the appointment of a receiver, intervenor, custodian, or conservator of, or trustee or similar officer for, Maker or any substantial part of its property, or otherwise, all as though such payments had not been made.

SECTION 3. If the Guaranteed Obligations, or any part thereof, are not punctually paid, Guarantor shall, within three (3) calendar days after written demand and without protest or notice of protest, pay the amount due thereon to Holder at its address set forth below or as otherwise designated by Holder. Such demand(s) may be made at any time coincident with or after the time for payment of all or part of the Guaranteed Obligations. Such demand shall be deemed made and given in accordance with Section 10 below. Except as may be required by applicable law, it shall not be necessary for Holder, in order to enforce such payment or performance by Guarantor, first to institute suit or exhaust its remedies against Maker or others actually, potentially, or contingently liable to pay or perform such Guaranteed Obligations. Except to the extent required by applicable law, Holder shall not be required to mitigate damages or take any other action to reduce, collect or enforce the Note or Guaranteed Obligations. No set-off, counterclaim (other than compulsory counterclaims), reduction, or diminution of any obligations, or any defense of any kind or nature which Guarantor has or may hereafter have against Maker or Holder shall be available hereunder to Guarantor.

SECTION 4. Amendments; Waiver. No amendment or waiver of any provision of this Guaranty, nor consent to any departure by Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by Guarantor and the Holder, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 5. Governing Law, Jurisdiction and Jury Trial. This Guaranty will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the state and federal courts located in the State of Nevada for any actions, suits, or proceedings arising out of or relating to this Guaranty and the transactions contemplated hereby. Guarantor irrevocably submits to the nonexclusive personal jurisdiction of such courts. To the maximum extent permitted, Guarantor and Holder waive the right to a jury trial in connection with any action, suit, or proceeding (including any and all counterclaims thereto) that directly or indirectly relates to the subject matter of this Guaranty.

SECTION 6. Defined Terms. Capitalized terms not otherwise defined herein shall have the same meanings as specified therefor in the Note.

SECTION 7. Successors and Assigns; Benefit. This Guaranty shall be binding upon Guarantor and its successors, assigns, members, and legal representatives and shall not be discharged in whole or in part by the dissolution of Guarantor. Guarantor may not delegate or assign any of its duties, obligations or liability under this Guaranty without the prior written consent of Holder. This Guaranty is for the benefit of Holder and its successors and assigns, and, in the event of an assignment by Holder or its respective successors or assigns of their interest in the Note, or any part thereof, in accordance with the provisions of the Note, the rights and benefits hereunder, to the extent applicable to the rights so assigned, may be transferred with such rights.

SECTION 8. No Waiver; Remedies. No failure on the part of Holder to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. All remedies afforded to Holder by reason of this Guaranty and the Note are separate and cumulative remedies and each one of such remedies, whether exercised by Holder or not, shall not be deemed to be exclusive of any of the other remedies available to Holder and shall not limit or prejudice any other legal or equitable remedy which Holder may have under this Guaranty or the Note.

SECTION 9. Representations and Warranties: Guarantor represents and warrants to Holder, as of the date hereof, as follows:

(a) Guarantor has full power, authority and legal right to execute and deliver this Guaranty and perform fully and completely all of its obligations hereunder;

(b) Guarantor has received, or will receive, direct or indirect benefit from the making of this Guaranty and the making of the Loan to Maker by Holder;

(c) Neither Holder nor any agent, representative, or employee of Holder has made any representation, warranty, or statement to Guarantor in order to induce Guarantor to execute this Guaranty;

(d) After giving effect to this Guaranty and the contingent obligations evidenced hereby, Guarantor is, and will be, solvent, and has and will have assets, which, fairly valued, exceed their respective obligations, liabilities, and debts, and has and will have property and assets sufficient to satisfy and repay its obligations and liabilities; and

(e) Neither the execution and delivery of this Guaranty nor the consummation of the transactions herein contemplated, nor compliance with the terms and provisions hereof, will contravene any provision of applicable law, statute, rule, or regulation or any judgment, decree, franchise, order, or permit applicable to Guarantor or will conflict or be inconsistent with, or will result in any breach of, any of the terms, covenants, conditions, or provisions of, or constitute a default under, the terms of any indenture, mortgage, deed of trust, agreement, or other instruments to which Guarantor is a party or by which Guarantor or any of its property may be bound.

SECTION 10. Notice. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery or refusal of delivery if delivered personally or by facsimile, upon confirmation of receipt, (b) on the first business day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested and postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designate in writing by the party to receive such notice.

If to Guarantor:

Wellington Peel, LLC

18 Pods Lane, Oro Medonte

ON, LOL 2LO

Attn: Jason Lake

E-mail: jason.lake@primedelta.io

If to Holder:

AI Financial Corporation

8548 Rozita Lee Avenue, Suite 305

Las Vegas, Nevada 89113

Attn: Tony Isaac

E-mail: t.isaac@isaac.com

SECTION 11. Joint and Several Obligation. All obligations hereunder of the individuals comprising the Guarantor are joint and several.

IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed as of the date first above written.

WELLINGTON PEEL, LLC

By:
Name:	Jason Lake
Title:	Manager

State of              ; County of                      ss.:

On the ____ day of July, 2026, before me personally came Jason Lake, to me known, who, being by me duly sworn, did depose and say that he is the Manager of Wellington Peel, LLC, a Delaware limited liability company described in and which executed the foregoing instrument; and that he executed the foregoing instrument on behalf of said limited liability company, being duly authorized to do so.

Notary Public